Exhibit 99.1

OMNIQ WINS CONTRACT TO UPGRADE 450 STORES FOR A MAJOR U.S. SPORTING GOODS CHAIN

●	The upgrade initiative enhances in-store customer experiences and operational efficiency through advanced IoT technology.
●	The enhanced IoT devices will provide a new Android-based system from an older Windows-based unit that allows the customer to add new and updated applications.
●	This upgrade is part of a long-term service agreement between the companies.

SALT LAKE CITY, March 20, 2024, (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a leading provider of Artificial Intelligence (AI)-based solutions, is excited to announce the receipt of a significant purchase order for the upgrade of IoT devices across 450 stores of a major US-based sporting goods retail chain. This initiative marks a substantial step forward in enhancing operational efficiency and customer experience within the retail sector.

The project includes upgrading IoT devices across 450 stores including a three-year service agreement managed by OMNIQ. This is part of a long-term relationship between the two companies. The upgrade will feature Office 365 and a chat application that will allow users in the stores to communicate with their support desk and others in real-time.

“We are thrilled to partner with this esteemed sporting goods retailer to upgrade their IoT infrastructure,” said Shai Lustgarten, CEO at OMNIQ. “This project is a testament to our ability to provide cutting-edge technological solutions that meet the dynamic needs of the retail industry. We look forward to seeing the positive impact on the chain’s operational efficiency and customer engagement.”

This collaboration with a leading sporting goods retailer highlights OMNIQ’s role in driving digital transformation in the retail sector and showcases our dedication to supporting retailers in adapting to the rapidly evolving technological landscape.

About OMNIQ Corp.

OMNIQ Corp. excels in providing state-of-the-art computerized and machine vision image processing technologies, anchored in its proprietary and patented artificial intelligence innovations. The Company’s extensive range of services spans advanced data collection systems, real-time surveillance, and monitoring capabilities catered to various sectors, including supply chain management, homeland security, public safety, as well as traffic and parking management. These innovative solutions are strategically designed to secure and optimize the movement of individuals, assets, and information across essential infrastructures such as airports, warehouses, and national borders.

The Company serves a broad spectrum of clients, including government agencies and esteemed Fortune 500 corporations across several industries—manufacturing, retail, healthcare, distribution, transportation, logistics, food and beverage, and the oil, gas, and chemical sectors. By adopting OMNIQ Corp.’s advanced solutions, these organizations are better equipped to manage the intricacies of their domains, thereby enhancing their operational effectiveness.

OMNIQ Corp. has established a significant footprint in rapidly expanding markets. This includes the Global Safe City sector, predicted to reach $67.1 billion by 2028, the smart parking industry, expected to escalate to $16.4 billion by 2030, and the fast-casual restaurant market, projected to hit $209 billion by 2027. These engagements reflect the Company’s strategic alignment with industries that are witnessing a growing need for cutting-edge AI (Artificial Intelligence) technology solutions. For additional information, please visit www.OMNIQ.com.

Information about forward-looking statements

This press release includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, specifically under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which address expected future events, economic performance, and financial outcomes, are not historical facts but predictions based on current expectations and projections.

Such forward-looking statements, identifiable by terms like “anticipate,” “expect,” “may,” “believe,” and similar expressions, should not be seen as guarantees of future results.

They are based on the information available at the time of making and reflect management’s current expectations about future events. These statements are subject to various risks and uncertainties that could cause actual results to differ significantly from those projected or implied. Some of these risks include fluctuations in product demand, the introduction of new offerings, maintaining customer and strategic relationships, competitive pressures, market growth, financial liquidity, debt management, and the ability to integrate new acquisitions effectively.

Specific forward-looking statements in this release include expectations regarding financial strategies, revenue growth, and operational improvements. For a detailed discussion of risks and uncertainties that could affect OMNIQ Corp.’s future performance, please refer to our recent filings with the Securities and Exchange Commission at https://www.sec.gov. OMNIQ Corp. does not commit to updating these forward-looking statements unless required by law.

Contact Info: IR@omniq.com